                                                                     EXHIBIT 4.1

================================================================================

                             COLTEC INDUSTRIES INC

                                     ISSUER

                          7 1/2% Senior Notes Due 2008

                      ------------------------------------

                                   INDENTURE
                           Dated as of April 16, 1998

                      ------------------------------------

                             BANKERS TRUST COMPANY
                                    TRUSTEE

================================================================================

                             CROSS-REFERENCE TABLE

                                                                         INDENTURE
                             TIA SECTION                                  SECTION
                             -----------                                 ----------
310  (a)  (1)  .......................................................         7.10
     (a)  (2)  .......................................................         7.10
     (a)  (3)  .......................................................         N.A.
     (a)  (4)  .......................................................         N.A.
     (b)  ............................................................    7.8; 7.10
     (c)  ............................................................         N.A.
311  (a)  ............................................................         7.11
     (b)  ............................................................         7.11
     (c)  ............................................................         N.A.
312  (a)  ............................................................          2.5
     (b)  ............................................................         12.3
     (c)  ............................................................         12.3
313  (a)  ............................................................          7.6
     (b)  (1)  .......................................................         N.A.
     (b)  (2)  .......................................................          7.6
     (c)  ............................................................          7.6
     (d)  ............................................................          7.6
314  (a)  ............................................................         4.10
                                                                          4.4; 12.2
     (b)  ............................................................         11.2
     (c)  (1)  .......................................................         12.4
     (c)  (2)  .......................................................         12.4
     (c)  (3)  .......................................................         N.A.
     (d)  ............................................................   11.2; 11.3
     (e)  ............................................................         12.5
     (f)  ............................................................         4.10
315  (a)  ............................................................          7.1
     (b)  ............................................................    7.5; 12.2
     (c)  ............................................................          7.1
     (d)  ............................................................          7.1
     (e)  ............................................................         6.11
316  (a)  (last sentence)  ...........................................         12.6
     (a)  (1) (A)  ...................................................          6.5
     (a)  (1) (B)  ...................................................          6.4
     (a)  (2).........................................................         N.A.
     (b)  ............................................................          6.7
317  (a)  (1)  .......................................................          6.8
     (a)  (2)  .......................................................          6.9
     (b)  ............................................................          2.4
318  (a)  ............................................................         12.1
                            N.A. means Not Applicable.

---------------

     Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                               TABLE OF CONTENTS

ARTICLE I
                Definitions and Incorporation by Reference..................
SECTION 1.1.    Definitions.................................................
SECTION 1.2.    Other Definitions...........................................
SECTION 1.3.    Incorporation by Reference of Trust Indenture Act...........
SECTION 1.4.    Rules of Construction.......................................
SECTION 1.5.    One Class of Securities.....................................

ARTICLE II
                The Securities..............................................
SECTION 2.1.    Form and Dating.............................................
SECTION 2.2.    Execution and Authentication................................
SECTION 2.3.    Registrar and Paying Agent..................................
SECTION 2.4.    Paying Agent To Hold Money in Trust.........................
SECTION 2.5.    Securityholder Lists........................................
SECTION 2.6.    [Intentionally Omitted].....................................
SECTION 2.7.    Replacement Securities......................................
SECTION 2.8.    Outstanding Securities......................................
SECTION 2.9.    Temporary Securities........................................
SECTION 2.10.   Cancellation................................................
SECTION 2.11.   Defaulted Interest..........................................
SECTION 2.12.   CUSIP Numbers...............................................

ARTICLE III
                Redemption..................................................
SECTION 3.1.    Notices to Trustee..........................................
SECTION 3.2.    Selection of Securities To Be Redeemed......................
SECTION 3.3.    Notice of Redemption........................................
SECTION 3.4.    Effect of Notice of Redemption..............................
SECTION 3.5.    Deposit of Redemption Price.................................
SECTION 3.6.    Securities Redeemed in Part.................................

ARTICLE IV
                Covenants...................................................
SECTION 4.1.    Payment of Securities.......................................
SECTION 4.2.    Limitations on Liens........................................
SECTION 4.3.    Limitation on Sale and Lease-Back Transactions..............
SECTION 4.4.    Compliance Certificate......................................
SECTION 4.5.    Further Instruments and Acts................................
SECTION 4.6.    Maintenance of Office or Agency.............................
SECTION 4.7.    SEC Reports.................................................

                                    ARTICLE V
                Successor Company...........................................
SECTION 5.1.    When the Company May Merge or Transfer Assets...............

                                   ARTICLE VI
                Defaults and Remedies.......................................
SECTION 6.1.    Events of Default...........................................

SECTION 6.2.    Acceleration................................................
SECTION 6.3.    Other Remedies..............................................
SECTION 6.4.    Waiver of Past Defaults.....................................
SECTION 6.5.    Control by Majority.........................................
SECTION 6.6     Limitation on Suits.........................................
SECTION 6.7.    Rights of Holders To Receive Payment........................
SECTION 6.8.    Collection Suit by Trustee..................................
SECTION 6.9.    Trustee May File Proofs of Claim............................
SECTION 6.10.   Priorities..................................................
SECTION 6.11.   Undertaking for Costs.......................................
SECTION 6.12.   Waiver of Stay or Extension Laws............................

                                   ARTICLE VII
                Trustee.....................................................
SECTION 7.1.    Duties of Trustee...........................................
SECTION 7.2.    Rights of Trustee...........................................
SECTION 7.3.    Individual Rights of Trustee................................
SECTION 7.4     Trustee's Disclaimer........................................
SECTION 7.5.    Notice of Defaults..........................................
SECTION 7.6.    Reports by Trustee to Holders...............................
SECTION 7.7.    Compensation and Indemnity..................................
SECTION 7.8.    Replacement of Trustee......................................
SECTION 7.9.    Successor Trustee by Merger.................................
SECTION 7.10.   Eligibility; Disqualification...............................
SECTION 7.11.   Preferential Collection of Claims Against Company...........

                                  ARTICLE VIII
                Discharge of Indenture; Defeasance..........................
SECTION 8.1     Discharge of Liability on Securities; Defeasance............
SECTION 8.2     Conditions to Defeasance....................................
SECTION 8.3     Application of Trust Money..................................
SECTION 8.4     Repayment to Company........................................
SECTION 8.5     Indemnity for Government Obligations........................
SECTION 8.6     Reinstatement...............................................

                                   ARTICLE IX
                Amendments..................................................
SECTION 9.1     Without Consent of Holders..................................
SECTION 9.2     With Consent of Holders.....................................
SECTION 9.3     Compliance with Trust Indenture Act.........................
SECTION 9.4     Revocation and Effect of Consents and Waivers...............
SECTION 9.5     Notation on or Exchange of Securities.......................
SECTION 9.6     Trustee To Sign Amendments..................................
SECTION 9.7     Payment for Consent.........................................

                                    ARTICLE X
                Subsidiary Guarantee........................................
SECTION 10.1    Subsidiary Guarantee........................................
SECTION 10.2    Limitation on Liability.....................................
SECTION 10.3    Successors and Assigns......................................
SECTION 10.4    No Waiver...................................................

SECTION 10.5    Right of Contribution.......................................
SECTION 10.6    No Subrogation..............................................
SECTION 10.7    Additional Subsidiary Guarantors............................
SECTION 10.8    Modification................................................
SECTION 10.9    Release of Subsidiary Guarantor.............................
SECTION 10.10   Merger, Consolidation and Sale of Assets of a Subsidiary
                Guarantor...................................................

                                   ARTICLE XI
                Collateral and Security.....................................
SECTION 11.1    Collateral Documents........................................
SECTION 11.2    Opinions....................................................
SECTION 11.3    Release and Substitution of Collateral; Amendment of
                Collateral Documents........................................
SECTION 11.4    Certificates of the Company.................................
SECTION 11.5.   Authorization of Actions to be Taken by the Trustee Under
                the Collateral..............................................
SECTION 11.6.   Authorization of Receipt of Funds by the Trustee Under the
                Collateral Documents........................................
SECTION 11.7    Release Upon Termination of the Company's Obligations.......
SECTION 11.8.   Security Agreement Collateral...............................

                                   ARTICLE XII
                Miscellaneous...............................................
SECTION 12.1.   Trust Indenture Act Controls................................
SECTION 12.2.   Notices.....................................................
SECTION 12.3.   Communication by Holders with other Holders.................
SECTION 12.4.   Certificate and Opinion as to Conditions Precedent..........
SECTION 12.5.   Statements Required in Certificate or Opinion...............
SECTION 12.6.   When Securities Disregarded.................................
SECTION 12.7.   Rules by Trustee, Paying Agent and Registrar................
SECTION 12.8.   Legal Holidays..............................................
SECTION 12.9.   Governing Law...............................................
SECTION 12.10.  No Recourse Against Others..................................
SECTION 12.11.  Successors..................................................
SECTION 12.12.  Multiple Originals..........................................
SECTION 12.13.  Qualification of Indenture..................................
SECTION 12.14.  Table of Contents; Headings.................................

Rule 144A/Regulation S Appendix.............................................
Exhibit A -- Form of Exchange Security and Private Exchange Security........
Exhibit B -- Form of Collateral Agent Acknowledgment........................
Exhibit C -- Form of Company Pledge Agreement...............................
Exhibit D -- Form of Subsidiaries Pledge Agreement..........................
Exhibit E -- Form of Company Security Agreement.............................
Exhibit F -- Form of Subsidiaries Security Agreement........................
Exhibit G -- Form of Mortgage Amendment.....................................
Exhibit H -- Form of Guarantor Supplement...................................

INDENTURE, dated as of April 16, 1998, among COLTEC INDUSTRIES INC, a Pennsylvania corporation (as further defined below, the "Company"), the Subsidiary Guarantors (as defined herein) and Bankers Trust Company, a New York banking corporation, as trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 7 1/2% Senior Notes Due 2008 (the "Initial Securities") and, if and when issued in exchange for Initial Securities as provided in the Registration Rights Agreement (as hereinafter defined in the Rule 144A/Regulation S Appendix), the Company's Series B 7 1/2% Senior Notes Due 2008 (the "Exchange Securities") and if and when issued pursuant to a private exchange for Initial Securities, the Company's Series C 7 1/2% Senior Notes Due 2008 (the "Private Exchange Securities" and, together with the Initial Securities and the Exchange Securities, the "Securities"):

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.  DEFINITIONS.

     "ATTRIBUTABLE DEBT" means in connection with a sale and lease-back transaction, the lesser of (a) the fair market value of the assets subject to such transaction and (b) the present value (discounted at a rate per annum equal to the average interest borne by all outstanding securities issued under this Indenture determined on a weighted average basis and compounded semiannually) of the obligations of the lessee for rental payments during the term of the related lease.

     "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors.

     "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which banking institutions in New York City are authorized or required by law to close.

     "CAPITAL LEASE" means any Indebtedness represented by a lease obligation of a person incurred with respect to real property or equipment acquired or leased by such person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.

     "CAPITAL STOCK" of any Person means any and all shares, interests, participations, rights to purchase, warrants, options or other equivalents (however designated) of corporate stock or other equity of such Person.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLLATERAL" means the collective reference to all of the property and assets that are from time to time subject to the Liens of the Collateral Documents.

     "COLLATERAL AGENT" means Bankers Trust Company, acting in its capacity as agent with respect to the Collateral for the secured creditors under the Collateral Documents, including, without limitation, the Holders of the Securities and the lenders under the Credit Agreement, or any successor thereto.

     "COLLATERAL AGENT ACKNOWLEDGMENT" means the agreement, dated as of March 16, 1998, between the Trustee, on behalf of the Holders of the Securities, and Bankers Trust Company, acting in its capacity as Collateral Agent, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof.

     "COLLATERAL DOCUMENTS" means the collective reference to the Company Pledge Agreement, the Subsidiaries Pledge Agreement, the Company Security Agreement, the Subsidiaries Security Agreement, the Mortgages, and any other security agreement, pledge agreement, mortgage, deed of trust or other agreement, instrument or document which may be entered into or delivered after the date of this Indenture in favor of the Collateral Agent to secure the obligations thereunder and any other instruments, agreements or documents entered into or delivered in connection with any of the foregoing, as such agreements, instruments or documents may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     "COMPANY PLEDGE AGREEMENT" means the pledge agreement, dated as of March 24, 1992, as amended and restated as of December 18, 1996, and as further amended and restated as of March 16, 1998 in connection with the offering of the Securities, made by the Company to Bankers Trust Company, as Collateral Agent, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof.

     "COMPANY SECURITY AGREEMENT" means the security agreement, dated as of March 24, 1992, as amended and restated as of December 18, 1996, and as further amended and restated as of March 16, 1998 in connection with the offering of the Securities, made by the Company to Bankers Trust Company, as Collateral Agent, substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof.

     "CONSOLIDATED NET ASSETS" means as of any particular time the aggregate amount of assets after deducting therefrom all current liabilities except for
(a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of obligations under capital leases, all as set forth on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with GAAP.

     "CORPORATE TRUST OFFICE" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of this Indenture is located at Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group or at any other time at time such other address as the Trustee may designate from time to time by notice to the Holders.

     "CREDIT AGREEMENT" means the Amended and Restated Credit Agreement, dated as of March 24, 1992, as amended and restated as of January 11, 1994 and further as amended and restated as of December 18, 1996, as amended by the Fifth Amendment thereto, dated as of March 16, 1998, among the Company, Coltec Aerospace Canada Limited, a Subsidiary of the Company, Bankers Trust Company, as Administrative Agent, Bank of America National Trust and Savings Association, as Documentation Agent, The Chase Manhattan Bank, as Syndication Agent, Bank of Montreal, as Canadian Paying Agent, and the various lenders party thereto, as such agreement may be amended (including any amendment, restatement and successors thereof), supplemented, refinanced, renewed, extended, replaced, in whole or in part, or otherwise modified from time to time, including any increase in the principal amount of the obligations thereunder.

     "DEFAULT" means any event as defined in Section 6.1 herein which is, or after notice or passage of time or both would be, an Event of Default.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXEMPTED DEBT" means the sum of the following as of the date of determination: (i) Indebtedness of the Company and its Subsidiaries (other than Foreign Subsidiaries) incurred after the Issue Date and secured by Liens not otherwise permitted by Section 4.2 and (ii) Attributable Debt of the Company and its Subsidiaries in respect of sale and lease-back transactions entered into after the Issue Date, other than sale and lease-back transactions permitted by clauses (a) and (c) of Section 4.3.

     "FOREIGN SUBSIDIARY" means any Subsidiary which is incorporated or otherwise organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia and any Subsidiary thereof.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     "GUARANTEE" means a guarantee, direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "HOLDER" or "SENIOR NOTEHOLDER" or "SECURITYHOLDER" means the Person in whose name a Senior Note is registered on the Registrar's books.

     "INDEBTEDNESS" means, with respect to any Person, without duplication, (i) principal of, and premium, if any, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person, whether or not a claim for such post-petition interest is allowed in such proceeding) on any indebtedness of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets, of such person or only to a portion thereof), (B) evidenced by notes, debentures or similar instruments (including purchase money obligations) given in connection with the acquisition of any property or assets (other than trade accounts payable for inventory or similar property acquired in the ordinary course of business), including securities, for the payment of which such Person is liable, directly or indirectly, or the payment of which is secured by a lien, charge or encumbrance on property or assets of such Person, (C) for goods, materials or services purchased in the ordinary course of business (other than trade accounts payable arising in the ordinary course of business), (D) with respect to letters of credit or bankers acceptances issued for the account of such Person or performance, surety or similar bonds, (E) for the payment of money relating to a Capital Lease obligation or (F) under interest rate swaps, caps or similar agreements and foreign exchange contracts, currency swaps or similar agreements; (ii) any liability of any other Person of the kind described in the preceding clause (i), which such Person has Guaranteed or which is otherwise its legal liability; and (iii) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications or supplements to, any indebtedness of the kind described in any of the preceding clauses (i) or (ii).

     "INDENTURE" means this Indenture, as amended or supplemented from time to time.

     "ISSUE DATE" means the date on which the Initial Securities are originally issued.

     "LEGAL HOLIDAY" has the meaning ascribed in Section 12.8.

     "LIEN" means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "MORTGAGES" means each of the mortgages or deeds of trust, in each case dated as of March 24, 1992, as amended and restated as of January 11, 1994, as further amended and restated as of December 18, 1996, and as further amended as of March 16, 1998 which amendment shall be substantially in the form of Exhibit G in connection with the offering of the Securities, made by the Company or by the Company's Subsidiaries, as the case may be, to Bankers Trust Company, as Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof.

     "OFFERING CIRCULAR" means the Offering Circular dated April 8, 1998 relating to the Initial Securities; provided that after the issuance of Exchange Securities, all references herein to "Offering Circular" shall be deemed references to the prospectus contained in the registration statement relating to the Exchange Securities.

     "OFFICER" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company, and Guarantor as applicable.

     "OFFICERS' CERTIFICATE" means a certificate signed by any two Officers of the Company.

     "OPINION OF COUNSEL" means an executed written opinion complying with
Section 12.5 herein from Robert J. Tubbs, Esq. or any other legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "PERMITTED LIENS" means (i) Liens on any asset of the Company or any Subsidiary created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 180 days after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations, or to secure all or part of the cost of such refurbishment, improvement or construction; (ii) (a) Liens to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of any asset (including shares of stock), including Capital Lease transactions in connection with any such acquisition and (b) Liens existing on any asset at the time of acquisition thereof or at the time of acquisition by the Company or any Subsidiary of any Person then owning such asset, directly or indirectly, whether or not such existing Liens were given to secure the payment of the purchase price of the property to which they attach; provided that, with respect to clause (a), such Liens shall be given within one year after such acquisition and shall attach solely to the assets acquired or purchased and any improvements then or thereafter placed thereon; (iii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (iv) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (v) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (vi) Liens encumbering customary initial deposits and margin deposits and other Liens, in each case securing Indebtedness of the Company or any Subsidiary under interest rate and currency hedging instruments and forward contract, option, futures contracts, futures options or similar agreements or arrangements designed to protect the Company or any Subsidiary from fluctuations in interest rates, currencies or the price of commodities; (vii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Subsidiary in the ordinary course of business; (viii) Liens in favor of the Company or any Subsidiary; (ix) Liens for taxes, assessments or governmental charges or levies on the assets of the Company or any Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings or Liens for the excess of the amount of any past due taxes for which a final assessment has not been received over the amount of such taxes as estimated and paid; (x) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens on the assets of the Company or any Subsidiary arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or are being contested in good faith and by appropriate proceedings; (xi) Liens on the assets of the Company or any Subsidiary incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice; (xii) Liens on the assets of a Receivables Subsidiary in a Qualified Receivables Transaction;
(xiii) Liens in respect of any judgment (other than any judgment which constitutes an Event of Default or which, after the passage of time may constitute an Event of Default) rendered which is being contested diligently and in good faith by appropriate proceedings by the Company or any of its Subsidiaries and which does not have a material adverse effect on the ability of the Company and its Subsidiaries to operate the business or operations of the Company or its Subsidiaries taken as a whole; and (xiv) Liens in favor of the United States or any state or territory or possession thereof, or any foreign country, or any department, agency, instrumentality or political subdivision of any of such domestic or foreign governmental entity, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any liability incurred for the purpose of financing all or part of the purchase price or the cost of constructing the asset subject to such Liens;

     "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "PRINCIPAL" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time; provided, however, that for purposes of calculating any such premium, the term "principal" shall not include the premium with respect to which such calculation is being made.

     "QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Receivables Subsidiary (in the case of a transfer by the Company or a Subsidiary) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which, in each case, are customarily and regularly transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

     "RECEIVABLES SUBSIDIARY" means a Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable and which is designated by or pursuant to the authority of the Board of Directors as a Receivables Subsidiary (a) no portion of the Indebtedness of which (i) is Guaranteed by the Company or any Subsidiary, (ii) is recourse to or obligates the Company or any Subsidiary in any manner other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Qualified Receivables Transaction or (iii) subjects any assets of the Company or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to the representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction and other than in respect of the related pledge of the financed accounts receivable and (b) with which neither the Company nor any Subsidiary has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results.

     "SEC" means the U.S. Securities and Exchange Commission, or any successor agency.

     "SECURITIES" means the Initial Securities, the Exchange Securities and the Private Exchange Securities issued or to be issued under this Indenture.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "STATED MATURITY" means, with respect to any Security, the date specified in such Security as the fixed date on which the payment of Principal of such Security is due and payable, including pursuant to any mandatory redemption provision.

     "SUBSIDIARIES PLEDGE AGREEMENT" means the pledge agreement, dated as of March 24, 1992, as amended and restated as of December 18, 1996, and as further amended and restated as of March 16, 1998 in connection with the offering of the Securities, made by the Company's Subsidiaries to Bankers Trust Company, as Collateral Agent, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof.

     "SUBSIDIARIES SECURITY AGREEMENT" means the security agreement, dated as of March 24, 1992, as amended and restated as of January 11, 1994, as further amended and restated as of December 18, 1996, and as further amended and restated as of March 16, 1998 in connection with the offering of the Securities, made by the Company's Subsidiaries to Bankers Trust Company, as Collateral Agent, substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof.

     "SUBSIDIARY" means a Person (other than an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interest, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "SUBSIDIARY GUARANTEE" means the Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Securities.

     "SUBSIDIARY GUARANTOR" means each Subsidiary of the Company existing on the Issue Date and each new Subsidiary created after the Issue Date (in each case, other than Foreign Subsidiaries), in each case that Guarantees the Company's obligations under the Credit Agreement; provided that, if such Subsidiary's Guarantee of the Company's obligations under the Credit Agreement is released or ceases to be in effect, such Subsidiary shall no longer be a Subsidiary Guarantor.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. sec.sec. 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

     "TRUSTEE" means the party named as such in this Indenture until a successor replaces it and, thereafter, means such successor.

     "TRUST OFFICER" means any officer within the Corporate Trust Office including any Vice President, Managing Director, Assistant Vice President, Secretary, Assistant Secretary Treasurer or Assistant Treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

     "UNIFORM COMMERCIAL CODE" means the New York Uniform Commercial Code as in effect from time to time.

     "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

SECTION 1.2.  OTHER DEFINITIONS.

                                                               DEFINED IN
                            TERM                                SECTION
                            ----                               ----------
"Appendix"..................................................       2.1
"Authenticating Agent"......................................       2.2
"Bankruptcy Law"............................................       6.1
"covenant defeasance option"................................       8.1(b)
"Custodian".................................................       6.1
"Event of Default"..........................................       6.1
"Obligations"...............................................      10.1
"legal defeasance option"...................................       8.1(b)
"Paying Agent"..............................................       2.3
"Registrar".................................................       2.3
"Successor Company".........................................       5.1

SECTION 1.3.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

    "Commission" means the SEC.
     "indenture securities" means the Securities.
     "indenture security holder" means a Holder.
     "indenture to be qualified" means this Indenture.
     "indenture trustee" or "institutional trustee" means the Trustee. "obligor" on the indenture securities means the Company, the Guarantor and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.4.  RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

          (8) the principal amount of any preferred stock shall be (i) the maximum liquidation preference of such preferred stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such preferred stock, whichever is greater; and

          (9) all references to the date the Securities were originally issued shall refer to the date the Initial Securities were originally issued.

SECTION 1.5.  ONE CLASS OF SECURITIES.

     The Initial Securities, the Private Exchange Securities and the Exchange Securities shall vote and consent together on all matters as one class and none of the Initial Securities, the Private Exchange Securities or the Exchange Securities shall have the right to vote or consent as a separate class on any matter.

                                   ARTICLE II

                                 THE SECURITIES

SECTION 2.1.  FORM AND DATING.

     Certain provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix"), which is hereby incorporated in and expressly made a part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of
Exhibit 1 to the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated by reference and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, rule of any securities exchange or over-the-counter market on which such Securities are then listed or quoted, or usage, in addition to those set forth on the Appendix and Exhibit A. The Company and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

SECTION 2.2.  EXECUTION AND AUTHENTICATION.

     Two Officers shall sign the Securities for the Company by manual or facsimile signature and may be imprinted or otherwise reproduced.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture.

     The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. The Trustee shall authenticate Securities for original issue up to the aggregate principal amount stated in Section 2.2 of the Appendix to this Indenture upon a written order of the Company signed by two Officers. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.7.

SECTION 2.3.  REGISTRAR AND PAYING AGENT.

     The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any such additional paying agent.

     In the event the Company shall retain any Person not a party to this Indenture as an agent hereunder, the Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to
Section 7.7. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent.

     The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities.

SECTION 2.4.  PAYING AGENT TO HOLD MONEY IN TRUST.

     By at least 11:00 a.m. (New York City time) on the date on which any Principal or interest (including any Additional Interest) on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such Principal or interest (including any Additional Interest) when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of Principal of or interest (including any Additional Interest) on the Securities and shall promptly notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

SECTION 2.5.  SECURITYHOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.6.  [INTENTIONALLY OMITTED]

SECTION 2.7.  REPLACEMENT SECURITIES.

     If a mutilated Security is surrendered to the Registrar or if the Holder of a Security shall provide the Company and the Trustee with evidence to their satisfaction that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of the Trustee and the Company are met. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar or other agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security is an additional obligation of the Company.

SECTION 2.8.  OUTSTANDING SECURITIES.

     Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled, those delivered for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an affiliate of the Company holds the Security.

     If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all Principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.9.  TEMPORARY SECURITIES.

     Until definitive Securities are ready for delivery, the Company may execute and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Securities.

SECTION 2.10.  CANCELLATION.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee for cancellation any Securities surrendered to them for registration of transfer or exchange or payment. The Trustee and no one else shall cancel and destroy all Securities surrendered for registration of transfer or exchange, payment or cancellation in accordance with its customary practices and procedures in effect from time to time. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11.  DEFAULTED INTEREST.

     If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the rate specified therefor in the Securities in any lawful manner. The Company may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed (or upon the Company's failure to do so the Trustee shall fix) any such special record date and payment date to the reasonable satisfaction of the Trustee which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this
Section 2.11.

SECTION 2.12.  CUSIP NUMBERS.

     The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders, provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE III

                                   REDEMPTION

SECTION 3.1.  NOTICES TO TRUSTEE.

     If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

     The Company shall give each notice to the Trustee provided for in this Section at least 30 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 3.2.  SELECTION OF SECURITIES TO BE REDEEMED.

     If fewer than all the Securities then outstanding are to be redeemed, the Trustee shall select the Securities to be redeemed by a method that the Trustee in its sole discretion considers to be fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. Upon request of the Company, the Trustee shall notify the Company of the Securities or portions of Securities to be redeemed.

SECTION 3.3.  NOTICE OF REDEMPTION.

     At least 30 days but not more than 60 days before a date for redemption of Securities, the Trustee at the expense of the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

     The notice shall identify the Securities to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price if such price is calculable at the time such notice is sent or, if not, the formula for calculating such price;

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued and unpaid interest, if any;

          (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

          (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (7) the CUSIP number, if any, printed on the Securities being redeemed; and

          (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

     The Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall compute and provide the Trustee with the information required by this Section 3.3.

SECTION 3.4.  EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed, Securities called for redemption shall become due and payable on the redemption date and at the redemption price stated or calculable as set forth in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest, if any, to the redemption date; provided that the Company shall have deposited the redemption price and accrued interest, if any, with the Paying Agent or the Trustee on or before 11:00 a.m. (New York City time) on the date of redemption; provided, further, that if the redemption date is on an interest payment date, any accrued and unpaid interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.5.  DEPOSIT OF REDEMPTION PRICE.

     By at least 11:00 a.m. (New York City time) on the date on which any Principal of or interest on any Security is due and payable, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which are owned by the Company or an affiliate and have been delivered by the Company or such Subsidiary to the Trustee for cancellation.

     If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such redemption price, interest on the Securities to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Securities are presented for payment.

SECTION 3.6.  SECURITIES REDEEMED IN PART.

     Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in a principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                   COVENANTS

SECTION 4.1.  PAYMENT OF SECURITIES.

     The Company shall promptly pay the Principal of and interest (including Additional Interest) on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest (including Additional Interest) shall be considered paid on the date due if on or before 11:00 a.m. (New York City time) on such date the Trustee or the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, the segregated account or separate trust fund maintained by the Company or such Subsidiary pursuant to
Section 2.4) holds in accordance with this Indenture money sufficient to pay all Principal and interest (including Additional Interest) then due and the Trustee or the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, the Company or such Subsidiary), as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

     The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful as provided in Section 2.11.

     Notwithstanding anything to the contrary contained in this Indenture, the Company or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America or other domestic or foreign taxing authorities from Principal or interest payments hereunder.

SECTION 4.2.  LIMITATIONS ON LIENS.

     (a) Neither the Company nor any Subsidiary Guarantor will, nor will they permit any of their Subsidiaries (excluding Foreign Subsidiaries) to create, incur, or permit to exist, any Lien on any of their respective assets, whether now owned or hereafter acquired, in order to secure any Indebtedness of either of the Company or any Subsidiary Guarantor, without effectively providing that the Securities shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except: (i) Liens securing Indebtedness arising under the Credit Agreement so long as such Liens also secure the Securities, equally and ratably; (ii) Liens on cash and cash equivalents securing obligations in respect of letters of credit in accordance with the terms of the Credit Agreement; (iii) Liens existing as of the Issue Date; (iv) Liens existing on the Issue Date or granted after the Issue Date on any assets of the Company or any Subsidiary Guarantor or any of their Subsidiaries securing Indebtedness of the Company or any Subsidiary created in favor of the Holders of the Securities; (v) Liens securing Indebtedness of the Company or any Subsidiary Guarantor which is incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under this Indenture; provided that such Liens do not extend to or cover any assets of the Company or any Subsidiary other than the assets securing the Indebtedness being extended, renewed or refinanced and that the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being extended, renewed or refinanced at the time of such extension, renewal or replacement, or at the time the Lien was issued, created or assumed or otherwise permitted; (vi) Permitted Liens; and (vii) Liens created in substitution of or as replacements for any Liens permitted by the preceding clauses (i) through
(vi) or this clause (vii), provided that, based on a good faith determination of an officer of the Company, the asset encumbered under any such substitute or replacement Lien is substantially similar in nature to the asset encumbered by the otherwise permitted Lien which is being replaced.

     (b) Notwithstanding the foregoing and Section 4.3, the Company and any Subsidiary may, without securing any of the Securities, create, incur or permit to exist Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto and at the time of determination, the aggregate amount of Exempted Debt does not exceed the greater of (x) $100 million and (y) 15% of Consolidated Net Assets.

SECTION 4.3.  LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS.

     Neither the Company nor any Subsidiary Guarantor will, nor will they permit any of their Subsidiaries (excluding Foreign Subsidiaries) to, enter into any sale and lease-back transaction for the sale and leasing back of any property or asset, whether now owned or hereafter acquired, of the Company or any Subsidiary (except such transactions (i) entered into prior to the Issue Date, (ii) for the sale and leasing back of any property or asset by a Subsidiary to the Company or to another Subsidiary Guarantor (or, if there are no Subsidiary Guarantors, another Subsidiary), (iii) involving leases for less than three years or (iv) in which the lease for the property or asset is entered into within 180 days after the later of the date of acquisition, completion of construction or commencement or full operations of such property or asset) unless (a) the Company or any such Subsidiary would be entitled under Section 4.2(a) to create, incur or permit to exist a Lien on the assets to be leased securing Indebtedness in an amount at least equal to the Attributable Debt in respect of such transaction without equally and ratably securing the Securities, (b) the Company or any Subsidiary would be entitled under Section 4.2(b) to create, incur or permit to exist a Lien on the assets to be leased securing Indebtedness in an amount at least equal to the Attributable Debt in respect of such transaction without equally and ratably securing the Securities or (c) the proceeds of the sale of the assets to be leased are at least equal to their fair market value and the proceeds are applied to the purchase or acquisition (or in the case of real property, the construction) of assets or to the repayment of Indebtedness of the Company or any Subsidiary Guarantor (or, if there are no Subsidiary Guarantors, another Subsidiary).

SECTION 4.4.  COMPLIANCE CERTIFICATE.

     The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company and each of the Subsidiary Guarantors also shall, to the extent required, comply with TIA sec. 314(a)(4).

SECTION 4.5.  FURTHER INSTRUMENTS AND ACTS.

     Upon reasonable request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.6.  MAINTENANCE OF OFFICE OR AGENCY.

     The Company shall maintain the office or agency required under Section 2.3. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.

SECTION 4.7.  SEC REPORTS.

     The Company and each Subsidiary Guarantor will comply, to the extent required, with all the applicable provisions of TIA sec. 314(a) and, for so long as the Company is not required to file reports under Sections 13 or 15(d) of the Exchange Act, the Company will comply with the applicable provisions of Rule 144A(d)(4) under the Securities Act.

                                   ARTICLE V

                               SUCCESSOR COMPANY

SECTION 5.1.  WHEN THE COMPANY MAY MERGE OR TRANSFER ASSETS.

     The Company will not consolidate with or sell or lease its assets as, or substantially as, an entirety, to, or merge with or into, in one transaction or a series of transactions, any other Person, unless:

          (i) the Company shall be the continuing entity, or the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture, as set forth in this Indenture.

     Upon any consolidation or merger, or any sale or lease of the assets of the Company as, or substantially as, an entirety in accordance with this Section 5.1, the entity formed by such consolidation or into which the Company shall have been merged or to which such sale or lease shall have been made shall succeed to and be substituted for the Company with the same effect as if it had been named in this Indenture as a party hereto and thereafter from time to time such successor entity may exercise each and every right and power of the Company under this Indenture in the name of the Company or in its own name; and any act or proceeding by any provision of this Indenture required or permitted to be done by the Board of Directors or any Officer of the Company may be done with like force and effect by the like board or officer of any entity that shall at the time be the successor of the Company hereunder. In the event of the sale by the Company of its assets as, or substantially as, an entirety upon the terms and conditions of this Section 5.1, the Company shall be released from all its liabilities and obligations under this Indenture and the Securities, but the predecessor Company in the case of a lease of all its assets or substantially all its assets will not be released from the obligation to pay the Principal of and interest on the Securities.

                                   ARTICLE VI

                             DEFAULTS AND REMEDIES

SECTION 6.1.  EVENTS OF DEFAULT.

     An "Event of Default" occurs if:

          (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

          (2) the Company defaults in the payment of the Principal of any Security when the same becomes due and payable at its Stated Maturity, upon declaration or otherwise;

          (3) the Company fails to comply with Article V;

          (4) a Subsidiary Guarantor or the Company fails to comply with Section
     4.2 or 4.3 and such failure continues for 60 days after the notice specified below;

          (5) the Company or a Subsidiary Guarantor fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

          (6) the Company or the Subsidiary Guarantors or any Subsidiary of the Company fails to pay any interest or Principal on any Indebtedness within any applicable grace period provided in such Indebtedness after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $30 million or its foreign currency equivalent;

          (7) the Company or a Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

             (A) commences a voluntary case;

             (B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

             (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

             (D) makes a general assignment for the benefit of its creditors;

     or takes any comparable action under any foreign laws relating to insolvency;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (A) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case;

             (B) appoints a Custodian of the Company or any Significant Subsidiary or for any assets that constitute a substantial part of the assets of the Company or that constitute all or substantially all of the assets of a Significant Subsidiary; or

             (C) orders the winding up or liquidation of the Company or any Significant Subsidiary of the Company;

     (or any similar relief is granted under any foreign laws) and the order, decree or relief remains unstayed and in effect for 60 days;

          (9) any judgment or decree by a court of competent jurisdiction for the payment of money in excess of $30 million or its foreign currency equivalent at the time is rendered against the Company or any Significant Subsidiary of the Company and such judgment or decree remains unpaid and outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 30 days after notice;

          (10) except as permitted under this Indenture, a Subsidiary Guarantee ceases to be in full force and effect for 30 days after notice or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee; or

          (11) except as permitted by the Collateral Documents, the Credit Agreement and this Indenture or any amendments hereto or thereto, any of the Collateral Documents ceases to be in full force and effect or ceases to be effective, in all material respects, to create a Lien on the Collateral in favor of the Senior Noteholders for 30 days after notice.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     A Default under clause (4), (5), (9), (10) and (11) of this Section 6.1 is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities gives notice to the Company of the Default and the Company does not cure such Default within the time specified in said clause (4), (5), (9), (10) and (11) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

     The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) of this Section 6.1 and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5), (9), (10) and (11) of this Section 6.1 and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.2.  ACCELERATION.

     If an Event of Default (other than an Event of Default specified in Section 6.1(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the Principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such Principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(7) or (8) with respect to the Company or a Significant Subsidiary occurs and is continuing, the Principal of and accrued interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of acceleration and the Trustee has been paid all amounts due to it pursuant to
Section 7.7. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.3.  OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are, to the extent permitted by law, cumulative.

SECTION 6.4.  WAIVER OF PAST DEFAULTS.

     The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive any past or existing Default and its consequences except (i) a Default in the payment of the Principal of or interest on a Security or (ii) a Default in respect of a provision that under
Section 9.2 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.5.  CONTROL BY MAJORITY.

     Upon provision of reasonable indemnity to the Trustee satisfactory to the Trustee, the Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee, which shall be entitled to receive and may conclusively rely on Opinions of Counsel, may refuse to follow any direction that conflicts with law or this Indenture or, subject to
Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 6.6.  LIMITATION ON SUITS.

     A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (i) the Holder gives to the Trustee previous written notice stating that an Event of Default is continuing;

          (ii) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

          (iii) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (v) the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the written request during such 60-day period.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 6.7.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8.  COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

SECTION 6.9.  TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

SECTION 6.10.  PRIORITIES.

     If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.7;

          SECOND: to Securityholders for amounts due and unpaid on the Securities for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for Principal and interest, respectively; and

          THIRD: to the Company.

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11.  UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

SECTION 6.12.  WAIVER OF STAY OR EXTENSION LAWS.

     The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII

                                    TRUSTEE

SECTION 7.1.  DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this
     Section 7.1;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

     (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company.

     (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the TIA.

     (h) The Trustee shall not be bound to make any investigation into facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine books, records and premises of the Company, personally or by agent or attorney.

     (i) Any request or direction of the Company mentioned in the Indenture shall be sufficiently evidenced by a written request or order of the Company and any resolution of the Board of Directors may be sufficiently evidenced by a copy of the resolution certified by the Secretary or Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

     (j) The Trustee shall not be responsible for the recording, rerecording, filing of UCC Statements or UCC Continuation Statements.

     (k) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its gross negligence or willful misconduct.

SECTION 7.2.  RIGHTS OF TRUSTEE.

     (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it shall be entitled to and may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents, attorneys, custodians or nominees and shall not be responsible for the misconduct or negligence or supervision of any agent, attorney, custodian or nominee appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

     (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

     (g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless either (1) a Trust Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any other obligor on the Securities or by any Holder of the Securities.

     (h) If the Trustee is acting as Paying Agent or Registrar hereunder, the rights and protections of the Trustee under this Article VII shall also apply to the Trustee as Paying Agent or Registrar.

SECTION 7.3.  INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its respective Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.4.  TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

SECTION 7.5.  NOTICE OF DEFAULTS.

     If a Default or an Event of Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of Principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of Securityholders.

SECTION 7.6.  REPORTS BY TRUSTEE TO HOLDERS.

     As promptly as practicable after each April 15 beginning with the April 15, 1999 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such April 15 that complies with TIA sec. 313(a). The Trustee also shall comply with TIA sec. 313(b). The Trustee shall promptly deliver to the Company a copy of any report it delivers to Holders pursuant to this Section 7.6.

     A copy of each report at the time of its mailing to Securityholders shall be filed by the Trustee with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.7.  COMPENSATION AND INDEMNITY.

     The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances, incurred or made by it, including costs of collection, in addition to such compensation for its services, except any such expense, disbursement or advance as may arise from its negligence, wilful misconduct or bad faith, unless the Trustee shall have complied with the applicable standard of care required by the TIA. Such expenses shall include the reasonable compensation and reasonable expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business; provided that prior approval by the Company of any such expenditure shall not be a requirement for the making of such expenditure nor for reimbursement by the Company thereof. The Company shall indemnify each of the Trustee and any predecessor Trustees and their officers, directors, employees and agents against any and all loss, damage, claim, liability or expense (including reasonable attorneys' fees and expenses) including taxes (other than taxes applicable to the Trustee's compensation hereunder) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. At the sole discretion of the Trustee, the Company shall defend the claim and the Trustee may have separate counsel, and the Company will pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith, unless the Trustee shall have complied with the applicable standard of care required by the TIA.

     To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay Principal of and interest on particular Securities.

     The Company's payment obligations pursuant to this Section 7.7 shall survive the resignation or removal of the Trustee and discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.8.  REPLACEMENT OF TRUSTEE.

     The Trustee may resign at any time with 30 days notice to the Company. The Holders of a majority in principal amount of the Securities then outstanding, may remove the Trustee with 30 days written notice to the Trustee and the Company and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (i) the Trustee fails to comply with Section 7.10;

          (ii) the Trustee is adjudged bankrupt or insolvent;

          (iii) a receiver or other public officer takes charge of the Trustee or its property; or

          (iv) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

SECTION 7.9.  SUCCESSOR TRUSTEE BY MERGER.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided that such corporation shall be eligible under this Article VII and TIA Section 310(a).

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

     The Trustee shall at all times satisfy the requirements of TIA sec. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA sec. 310(b); provided, however, that there shall be excluded from the operation of TIA sec. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA sec. 310(b)(1) are met.

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee shall comply with TIA sec. 311(a), excluding any creditor relationship listed in TIA sec. 311(b). A Trustee who has resigned or been removed shall be subject to TIA sec. 311(a) to the extent indicated.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1.  DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE.

     (a) Discharge. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III hereof or the Securities will become due and payable at their Stated Maturity within 91 days, or the Securities are to be called for redemption within 91 days under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and, in each case of this clause (ii), the Company irrevocably deposits or causes to be deposited with the Trustee funds sufficient to pay at Stated Maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.7 or delivered to the Trustee for cancellation), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect and all the Subsidiary Guarantees shall be discharged and released and all rights of the Trustee or the Holders under any of the Collateral Documents shall terminate. The Trustee shall acknowledge satisfaction and discharge of this Indenture and the discharge and release of the Subsidiary Guarantees and the termination of such rights under the Collateral Documents on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent provided for herein relating to satisfaction and discharge of this Indenture have been complied with.

     (b) Defeasance. Subject to Sections 8.1(c) and 8.2, the Company at any time may terminate (i) all of its obligations and the obligations of all Subsidiary Guarantors under the Securities and this Indenture and, upon such termination, all the Subsidiary Guarantees shall be discharged and released and all rights of the Trustee or the Holders under any of the Collateral Documents shall terminate ("legal defeasance option") or (ii) its obligations and the obligations of all Subsidiary Guarantors under Sections 4.2 and 4.3 and the operation of Sections 6.1(4), 6.1(5), 6.1(6), 6.1(7) (but only with respect to a Significant Subsidiary), 6.1(8) (but only with respect to a Significant Subsidiary), 6.1(9), 6.1(10) and 6.1(11) and, upon such termination, all the Subsidiary Guarantees shall be discharged and released and all rights of the Trustee or the Holders under any of the Collateral Documents shall terminate ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.1(4), 6.1(5), 6.1(6), 6.1(7) (but only with respect to a Significant Subsidiary), 6.1(8) (but only with respect to a Significant Subsidiary) 6.1(9), 6.1(10) or 6.1(11).

     Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations of the Company and the Subsidiary Guarantors that are terminated.

     (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.3, 2.4, 2.5, 2.7, 4.1, 4,6, 7.7, 7.8, 8.4, 8.5 and 8.6 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.7, 8.4 and 8.5 shall survive.

SECTION 8.2.  CONDITIONS TO DEFEASANCE.

     The Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (i) the Company irrevocably deposits or causes to be deposited in trust with the Trustee money or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide cash at such times and in such amounts as will be sufficient to pay Principal and interest when due on all outstanding Securities (except Securities replaced pursuant to Section 2.7 or delivered to the Trustee for cancellation) to maturity or redemption, as the case may be;

          (ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their view that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay Principal and interest when due on all outstanding Securities (except Securities replaced pursuant to Section 2.7 or delivered to the Trustee for cancellation) to maturity or redemption, as the case may be;

          (iii) no Default specified in Section 6.1(7) or (8) with respect to the Company shall have occurred which is continuing at the time of the deposit described in clause (i) of this Section 8.2;

          (iv) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

     Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

SECTION 8.3.  APPLICATION OF TRUST MONEY.

     The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent as the Trustee may determine and in accordance with this Indenture to the payment of Principal of and interest on the Securities.

SECTION 8.4.  REPAYMENT TO COMPANY.

     The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of Principal or interest that remains unclaimed for two years after the Stated Maturity or full redemption of the Securities, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.5.  INDEMNITY FOR GOVERNMENT OBLIGATIONS.

     The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Securities; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder's account.

SECTION 8.6.  REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this
Article VIII; provided, however, that, (a) if the Company has made any payment of interest on or Principal of any Securities following the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company's obligations has occurred and continues to be in effect.

                                   ARTICLE IX

                                   AMENDMENTS

SECTION 9.1.  WITHOUT CONSENT OF HOLDERS.

     The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

          (i) to cure any ambiguity, omission, defect or inconsistency, whether wholly within this Indenture or as compared to any of the Collateral Documents; or to make such other provisions in regard to matters or questions arising under this Indenture as the Board of Directors may deem necessary or desirable and which shall not materially and adversely affect the rights of the Securityholders;

          (ii) to comply with Article V;

          (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
     Section 163(f) of the Code or in a manner such that the uncertificated Securities are as described in Section 163(f)(2)(B) of the Code;

          (iv) to add additional Guarantees with respect to the Securities;

          (v) to add additional security for the Securities;

          (vi) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          (vii) to make any change that does not adversely affect the rights of any Securityholder in any material respect;

          (viii) to comply with, or allow for compliance with, any requirements of the SEC in connection with qualifying this Indenture under the TIA or giving effect to the security arrangements contemplated hereby;

          (ix) to give effect to the provisions of the Collateral Documents and this Indenture, including with regard to the release of all or a portion of the Collateral in accordance with such provisions;

          (x) to give effect to the release of any Subsidiary Guarantor in accordance with the terms of this Indenture; and

          (xi) to evidence the acceptance of the appointment of any successor Trustee.

     After an amendment under this Section 9.1 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

SECTION 9.2.  WITH CONSENT OF HOLDERS.

     The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for Securities). However, without the consent of each Securityholder affected, an amendment to this Indenture may not:

          (i) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (ii) reduce the rate of or extend the time for payment of interest on any Security;

          (iii) reduce the principal of or extend the Stated Maturity of any Security;

          (iv) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with
     Article III;

          (v) make any Security payable in money other than that stated in the Security;

          (vi) impair the right of any Holder to receive payment of Principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

          (vii) make any changes that would affect the ranking of the Securities or (except (a) in accordance with the terms of the Collateral Documents or this Indenture, (b) as permitted by Section 9.1 or (c) any changes to give effect to amendments to any of the Collateral Documents) the security for the Securities in a manner adverse to the Holders; or

          (viii) make any change in the second sentence of this Section 9.2.

     It shall not be necessary for the consent of the Holders under this Section
9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment under this Section 9.2 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.

SECTION 9.3.  COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.4.  REVOCATION AND EFFECT OF CONSENTS AND WAIVERS.

     A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. After an amendment or waiver becomes effective, it shall bind every Securityholder.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.5.  NOTATION ON OR EXCHANGE OF SECURITIES.

     If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.6.  TRUSTEE TO SIGN AMENDMENTS.

     The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity satisfactory to it and to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 12.4, an Officers' Certificate and an Opinion of Counsel stating that such amendment complies with the provisions of this Article IX.

SECTION 9.7.  PAYMENT FOR CONSENT.

     Neither the Company nor any affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for, or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE X

                              SUBSIDIARY GUARANTEE

SECTION 10.1.  SUBSIDIARY GUARANTEE.

     The Subsidiary Guarantors hereby, jointly and severally, unconditionally and irrevocably, Guarantee to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of Principal of, interest on and Additional Interest, if any, with respect to the Securities when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). The Subsidiary Guarantors further agree that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Subsidiary Guarantors, and that the Subsidiary Guarantors will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.

     The Subsidiary Guarantors waive presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waive notice of protest for nonpayment. The Subsidiary Guarantors waive notice of any default under the Securities or the Obligations. The obligations of the Subsidiary Guarantors under this Section 10.1 shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any Obligation; (c) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture (other than this Article X), the Securities or any other agreement, unless such rescission, waiver, amendment, modification or supplement expressly affects the obligations of any Subsidiary Guarantor under this Section 10.1; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them;
(e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of the Company.

     The Subsidiary Guarantors further agree that their Guarantees herein constitute a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waive any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

     Except as set forth in this Indenture, the obligations of the Subsidiary Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, except as set forth in this Indenture, the obligations of the Subsidiary Guarantors herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Subsidiary Guarantors or would otherwise operate as a discharge of the Subsidiary Guarantors as a matter of law or equity.

     The Subsidiary Guarantors further agree that their Guarantees herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise, unless such Guarantee has been released in accordance with Section 10.9.

     In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has or may have at law or in equity against the Subsidiary Guarantors by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at Stated Maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Subsidiary Guarantors hereby promise to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and
(iii) all other monetary Obligations of the Company to the Holders and the Trustee.

     The Subsidiary Guarantors agree that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in
Article VI for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purposes of this Section.

     The Subsidiary Guarantors also agree to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 10.2.  LIMITATION ON LIABILITY.

     Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Subsidiary Guarantor are limited to the maximum amount as will result in the Obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

SECTION 10.3.  SUCCESSORS AND ASSIGNS.

     This Article X shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.4.  NO WAIVER.

     Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

SECTION 10.5.  RIGHT OF CONTRIBUTION.

     Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder who has not paid its proportionate share of such payment. Each Subsidiary Guarantor's right of contribution shall be subject to the terms and conditions of Section 10.6. The provisions of this Section shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Trustee and the Securityholders and each Subsidiary Guarantor shall remain liable to the Trustee and the Securityholders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

SECTION 10.6.  NO SUBROGATION.

     Notwithstanding any payment or payments made by any of the Subsidiary Guarantors hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Securityholder against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Securityholder for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Securityholders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Securityholders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.

SECTION 10.7.  ADDITIONAL SUBSIDIARY GUARANTORS.

     Until such time as all Guarantees by the Subsidiary Guarantors under this Indenture shall have been released in accordance with Section 10.9, the Company shall cause each Subsidiary that Guarantees the Company's obligations under the Credit Agreement (other than a Foreign Subsidiary) to execute and deliver a supplement to this Indenture providing that such Subsidiary will be a Subsidiary Guarantor hereunder. Each such supplement shall be substantially in the form of Exhibit H attached hereto. Subsidiaries that are Subsidiary Guarantors on the date any such supplement is executed by an additional Subsidiary shall not be required to become parties to such supplement and hereby agree to the execution and delivery by any additional Subsidiary of any such supplement.

SECTION 10.8.  MODIFICATION.

     No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by the Subsidiary Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; it being understood that the release of the Guarantees of Subsidiary Guarantors pursuant to Section 10.9 shall not be an amendment or waiver of any provision of this Article X and shall not require any action on the part of the Trustee. No notice to or demand on the Subsidiary Guarantors in any case shall entitle the Subsidiary Guarantors to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.9.  RELEASE OF SUBSIDIARY GUARANTOR.

     (a) Upon the sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor, in each case in accordance with the terms of Section 10.10, such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise of all the Capital Stock of such Subsidiary Guarantor) shall be automatically released from all its obligations under the Indenture and the Subsidiary Guarantee without any action on the part of the Trustee or the Holders. The Trustee shall receive written notice of the release of any Subsidiary Guarantor if such release is effected other than under Section 10.10.

     (b) Upon the release of a Guarantee by a Subsidiary of the Company's obligations under the Credit Agreement, the Subsidiary Guarantee of such Subsidiary under this Indenture will be released and discharged at such time and will not be reinstated or renewed in the event any such Subsidiary thereafter Guarantees obligations of the Company under the Credit Agreement, so long as the Guarantee by such Subsidiary under the Credit Agreement remains released (i) until the next succeeding refinancing, restatement, renewal, extension or replacement of the Credit Agreement or amendment to increase the available principal amount thereunder, or (ii) for a period of 90 consecutive days, whichever is later.

SECTION 10.10.  MERGER, CONSOLIDATION AND SALE OF ASSETS OF A SUBSIDIARY
GUARANTOR.

     No Subsidiary Guarantor may consolidate with or sell or lease its assets as, or substantially as, an entirety, to, or merge with or into, in one transaction or a series of transactions, any other Person, unless:

          (i) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (ii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, sale, lease, or merger complies with the foregoing clause
     (i).

     Notwithstanding the foregoing, each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor.

                                   ARTICLE XI

                            COLLATERAL AND SECURITY

SECTION 11.1.  COLLATERAL DOCUMENTS.

     The due and punctual payment of the Principal and premium, if any, of, and interest on (including Additional Interest), the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and performance of all other obligations under this Indenture, including, without limitation, the obligations of the Company set forth in
Section 7.7 herein, and the Securities, shall be secured as provided in the Collateral Documents. The Trustee, the Company and each

Subsidiary Guarantor hereby agree that the Collateral Agent shall hold the Collateral in trust for the equal and ratable benefit of all of the secured creditors under the Collateral Documents, including, without limitation, the Holders and the Trustee and the lenders under the Credit Agreement, in each case pursuant to the terms of the Collateral Documents.

     Each Holder of the Securities, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents and the Collateral Agent Acknowledgment (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs (i) the Collateral Agent, with respect to each of the Collateral Documents to which it is a party and the Collateral Agent Acknowledgment, and
(ii) the Trustee, with respect to the Collateral Agent Acknowledgment, to perform their respective obligations and exercise their respective rights thereunder in accordance therewith: provided, however, that upon qualification of this Indenture with the TIA, if any provisions of the Collateral Agent Acknowledgment limits, qualifies or conflicts with the duties imposed by the provisions of the TIA, the TIA shall control.

     The Trustee and each Holder, by accepting the Securities, acknowledges that, as more fully set forth in the Collateral Documents, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of all the secured creditors under the Collateral Documents, including, without limitation, the lenders under the Credit Agreement and that the Lien of this Indenture and the Collateral Documents in respect of the Trustee and the Holders is subject to and qualified and limited in all respects by the Collateral Documents and actions that may be taken thereunder.

     As amongst the Holders, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Securities.

SECTION 11.2.  OPINIONS.

     Promptly after the execution and delivery of this Indenture, the Company shall deliver the opinion(s) required by Section 314(b)(1) of the TIA. Subsequent to the execution and delivery of this Indenture, to the extent required by the TIA, the Company shall furnish to the Trustee within three months after each anniversary of the Issue Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to any filing, re-filing, recording or re-recording with respect to the Collateral as is necessary to maintain the Lien on the Collateral in favor of the Holders or (ii) in the opinion of such counsel, that no such action is necessary to maintain such Lien.

SECTION 11.3. RELEASE AND SUBSTITUTION OF COLLATERAL; AMENDMENT OF COLLATERAL DOCUMENTS.

     (a) The parties hereto hereby agree and acknowledge that the Collateral may be released by the Collateral Agent at any time in accordance with the provisions of the Collateral Documents and the Credit Agreement or upon the termination of the Credit Agreement and, in any such case, the Collateral so released shall automatically be released as Collateral for the Securities without any action on the part of the Trustee or the Securityholders. For purposes of the TIA, the release of any Collateral from the terms of the Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof or affect the Lien of this Indenture or the Collateral Documents if and to the extent the Collateral is released pursuant to the Collateral Documents or upon the termination of the Credit Agreement. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the lien of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the lien of the Collateral Documents to be complied with.

     (b) Notwithstanding the foregoing, the Company and each Subsidiary, as the case may be, pursuant to the terms of the Credit Agreement and the Collateral Documents, may

          (i) sell, lease or otherwise dispose of in the ordinary course of business free from the Liens of the Collateral Documents, any machinery, equipment, furniture, apparatus, tools or implements, materials or supplies or other similar property ("Subject Property") which, in its reasonable opinion, may have become obsolete or unfair for use in the conduct of its businesses or the operation of the Collateral upon replacing the same with, or substituting for the same, new Subject Property constituting Collateral not necessarily of the same character but being of a least equal value as the Subject Property so disposed of as long as such new Subject Property becomes subject to the Liens of the Collateral Documents;

          (ii) abandon, sell, assign, transfer, license or otherwise dispose of in the ordinary course of business any personal property the use of which is no longer necessary or desirable in the proper conduct of the business of the Company and is not material to the conduct of the business of the Company and its Subsidiaries taken as a whole;

          (iii) grant in the ordinary course of business, rights-of-way and easements over or in respect of any of the Company's or such Subsidiary's real property, provided that such grant will not, in the reasonable opinion of the Company's Board of Directors, impair the usefulness of such property in the conduct of the Company's business;

          (iv) sell, transfer or otherwise dispose of inventory in the ordinary course of business;

          (v) sell, collect, liquidate, factor or otherwise dispose of accounts receivable in the ordinary course of business;

          (vi) make cash payments (including for the scheduled repayment of Indebtedness) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by this Indenture and the Collateral Documents; and

          [(vii) release any Collateral in accordance with the terms of the Credit Agreement and the Collateral Documents or as otherwise permitted by the lenders under the Credit Agreement,]

in each case, without the delivery of any opinions or certificates upon any such release; provided that the Company shall deliver to the Trustee, within 15 days after each of the six-month periods ended April 15 and October 15 in each year an Officers' Certificate to the effect that all releases of Collateral pursuant to this Section 11.3(b) by the Company or any Subsidiary, as the case may be, during the preceding six-month period were in the ordinary course of the Company's or such Subsidiary's business and that all proceeds therefrom were used by the Company or such Subsidiary as permitted herein.

     (c) The fair value of Collateral released from the Liens of the Collateral Documents pursuant to Section 11.3(b) hereof shall not be considered in determining whether the aggregate fair value of Collateral released from the Liens of the Collateral Documents in any calendar year exceeds the 10% threshold specified in Section 314(d)(l) of the TIA; provided that the Company's right to rely on this sentence at any time is conditioned upon the Company having furnished to the Trustee the certificates described in Section 11.3(b) hereof that were required to be furnished to the Trustee at or prior to such time. It is expressly understood that Section 11.3(b) and this Section 11.3(c) relate only to the Company's obligations under the TIA and shall not restrict or otherwise affect the Company's and its Subsidiaries' rights or abilities to release Collateral pursuant to the terms of the Credit Agreement and the Collateral Documents or as otherwise permitted by the lenders under the Credit Agreement.

SECTION 11.4.  CERTIFICATES OF THE COMPANY.

     Subject to Section 11.3(b) the Company shall furnish to the Trustee prior to each proposed release of Collateral all documents required by TIA sec. 314(d), if any. The Trustee may, to the extent permitted by Sections 7.1 and 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents. Any certificate or opinion required by TIA sec. 314(d), if applicable, may be made by an Officer of the Company except in cases where TIA sec. 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of TIA sec. 314(d).

SECTION 11.5. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

     The Trustee shall be the Representative (as such term is defined in the Collateral Documents) on behalf of the Holders and shall act upon the written direction of the Holders with regard to all voting, consent and other rights granted to the Holders under the Collateral Documents. Subject to the provisions of the Collateral Documents and the Collateral Agent Acknowledgment, the Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of its rights or any of the rights of the Holders under the Collateral Documents and (b) receive any and all amounts payable from the Collateral in respect of the obligations of the Company and the Subsidiary Guarantors hereunder. Subject to the provisions of the Collateral Documents and the Collateral Agent Acknowledgment, the Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

SECTION 11.6. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

     The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Collateral Documents.

SECTION 11.7.  RELEASE UPON TERMINATION OF THE COMPANY'S OBLIGATIONS.

     (a) If (i) the Company delivers an Officer's Certificate and an Opinion of Counsel certifying that all of its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article VIII hereof, (ii) all outstanding Securities issued under this Indenture shall be surrendered to the Trustee for cancellation, (iii) upon the release of the Collateral in accordance with the terms of the Collateral Documents or (iv) any other release of the Collateral as security for obligations of the Company or a Subsidiary under the Credit Agreement, the Trustee shall deliver to the Collateral Agent a notice stating that the Trustee, for itself and on behalf of the Holders, disclaims and has given up any and all rights it has in or to the Collateral, and any rights it has under the Collateral Documents, and, upon and after the receipt by the Collateral Agent of such notice, the Collateral Agent shall no longer be deemed to hold the Lien in the Collateral on behalf of the Trustee for the benefit of the Holders. Notwithstanding the foregoing, the conditions set forth in the foregoing sentence shall not be required to be satisfied in connection with, and nothing contained in this Indenture shall limit or otherwise affect, the release of the Collateral as security for the Senior Notes, or any part of it, pursuant to the Collateral Documents or action of the lenders under the Credit Agreement.

     (b) Any release of Collateral made in compliance with this Section 11.7 shall not be deemed to impair the Lien under the Collateral Documents or the Collateral thereunder in contravention of the provisions of this Indenture or the Collateral Documents.

SECTION 11.8.  SECURITY AGREEMENT COLLATERAL.

     Notwithstanding anything to the contrary contained in this Indenture, the Credit Agreement or the Collateral Documents, to the extent that the representations, warranties and covenants contained in this Indenture, in the Credit Agreement or in the Collateral Documents with respect to Collateral are at any time incorrect (in the case of representations or warranties) or not complied with (in the case of covenants), then in each case so long as the aggregate fair market value of all Collateral under the Collateral Documents with respect to which such representations or warranties are incorrect, or covenants are not complied with, does not exceed $10,000,000 the existence of such circumstances shall be deemed not to be a violation of this Indenture or constitute a Default under Article VI.

                                  ARTICLE XII

                                 MISCELLANEOUS

SECTION 12.1.  TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

SECTION 12.2.  NOTICES.

     Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

          if to the Company or the Subsidiary Guarantors:

          Coltec Industries Inc.
           3 Coliseum Center
           2550 West Tyvola Road
           Charlotte, NC 28219

           Attention: Corporate Secretary

           if to the Trustee:

          Bankers Trust Company
           Four Albany Street
           Corporate Trust & Agency Services
           New York, New York 10006

          Attention:  Corporate Market Services
           Facsimile:  212-250-6961

     The Company, the Subsidiary Guarantors, or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.3.  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

     Securityholders may communicate pursuant to TIA sec. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA sec. 312(c).

SECTION 12.4.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

          (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.5.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (i) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 12.6.  WHEN SECURITIES DISREGARDED.

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an affiliate or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 12.7.  RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR.

     The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 12.8.  LEGAL HOLIDAYS.

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 12.9.  GOVERNING LAW.

     This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

SECTION 12.10.  NO RECOURSE AGAINST OTHERS.

     A director, officer, employee or stockholder, as such, of the Company or the Subsidiary Guarantors shall not have any liability for any obligations of the Company or the Subsidiary Guarantors under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 12.11.  SUCCESSORS.

     All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Securities shall bind their respective successors in accordance with the terms hereof. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.12.  MULTIPLE ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 12.13.  QUALIFICATION OF INDENTURE.

     The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including reasonable attorneys' fees for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA. Notwithstanding anything else herein, any obligations imposed on the parties hereto by the TIA (except for the opinion(s) contemplated in Section
11.2 hereof) shall not be effective until such time as the Indenture becomes qualified under the TIA.

SECTION 12.14.  TABLE OF CONTENTS; HEADINGS.

     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                          COLTEC INDUSTRIES INC

                                          By: /s/ ROBERT J. TUBBS
                                            ------------------------------------
                                            Name: Robert J. Tubbs
                                            Title:Executive Vice President,
                                                  General Counsel and Secretary

                                          AMI Industries Inc.
                                          CII Holdings Inc
                                          Coltec Canada Inc
                                          Coltec Industrial Products Inc
                                          Coltec International Services Co
                                          Coltec North Carolina Inc.
                                          Coltec Technical Services Inc
                                          Delavan Inc (F/K/A Delavan Newco Inc.)
                                          Garlock Inc
                                          Garlock International Inc
                                          Garlock Overseas Corporation
                                          Haber Tool Company Inc
                                          Holley Performance Products Inc
                                          Jamco Products, LLC
                                          Menasco Aerosystems Inc
                                          Stemco Inc
                                          Walbar Inc

                                          On behalf of each of the above
                                          Subsidiary Guarantors

                                          By: /s/ ROBERT J. TUBBS
                                            ------------------------------------
                                            Name: Robert J. Tubbs
                                            Title:Executive Vice President,
                                                  General Counsel and Secretary

                                          BANKERS TRUST COMPANY, as Trustee

                                          By: /s/ SANDRA J. SCHAFFER
                                            ------------------------------------
                                            Name: Sandra J. Schaffer
                                            Title:Assist Vice President

                        RULE 144A/REGULATION S APPENDIX

  FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A AND TO
     CERTAIN PERSONS IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S.

                   PROVISIONS RELATING TO INITIAL SECURITIES,
                          PRIVATE EXCHANGE SECURITIES
                            AND EXCHANGE SECURITIES

1.   DEFINITIONS.

1.1  DEFINITIONS.

     For the purposes of this Appendix the following terms shall have the meanings indicated below:

     "ADDITIONAL INTEREST" shall have the meaning set forth in the Registration Rights Agreement.

     "DEPOSITARY" means The Depository Trust Company, its nominees and their respective successors and assigns.

     "EXCHANGE SECURITIES" means the 7 1/2% Series B Senior Notes Due 2008 to be issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

     "INITIAL PURCHASERS" means Credit Suisse First Boston Corporation, BT Alex.Brown Incorporated, BancAmerica Robertson Stephens Inc. and NationsBanc Montgomery Securities LLC.

     "INITIAL SECURITIES" means the 7 1/2% Senior Notes Due 2008, issued under the Indenture on the date hereof.

     "PRIVATE EXCHANGE" means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

     "PRIVATE EXCHANGE SECURITIES" means the 7 1/2% Series C Senior Notes Due 2008, if any, to be issued pursuant to the Indenture to the Initial Purchasers in a Private Exchange.

     "PURCHASE AGREEMENT" means the Purchase Agreement dated April 8, 1998, among the Company, the Subsidiary Guarantors and the Initial Purchasers.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "REGISTERED EXCHANGE OFFER" means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated April 16, 1998 among the Company, the Subsidiary Guarantors and the Initial Purchasers.

     "SECURITIES" means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES CUSTODIAN" means the custodian with respect to a Global Security (as appointed by the Depositary), or any successor person thereto and shall initially be the Trustee.

     "SHELF REGISTRATION STATEMENT" means the registration statement issued by the Company, in connection with the offer and sale of Initial Securities or Private Exchange Securities, pursuant to the Registration Rights Agreement.

     "TRANSFER RESTRICTED SECURITIES" means Securities that bear or are required to bear the legend set forth in Section 2.3(d) hereto.

1.2  OTHER DEFINITIONS

                                                                DEFINED IN
                            TERM                                 SECTION:
                            ----                                ----------
"Agent Members".............................................       2.1(b)
"Global Security"...........................................       2.1(a)
"Regulation S"..............................................       2.1(a)
"Rule 144A".................................................       2.1(a)

2.  THE SECURITIES.

2.1 FORM AND DATING.

     The Initial Securities are being offered and sold by the Company pursuant to the Purchase Agreement.

     (a) Global Securities. Initial Securities offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each, a "Global Security"), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Trustee as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

     (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

     The Company shall execute and the Trustee shall, in accordance with this
Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

     Members of, or participants in, the Depositary ("Agent Members") shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

     (c) Certificated Securities.  Except as provided in this Section 2.1 or
Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

2.2  AUTHENTICATION.

     The Trustee shall authenticate and deliver: (1) Initial Securities for original issue in an aggregate principal amount of U.S.$300.0 million and (2) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Exchange Securities or Private Exchange Securities and shall also specify delivery instructions for such securities. The aggregate principal amount of Securities outstanding at any time may not exceed U.S.$300.0 million except as provided in Section 2.7 of the Indenture.

2.3  TRANSFER AND EXCHANGE.

     (a) Transfer and Exchange of Global Securities.

          (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

          (ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary of another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (iii) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 of this Appendix or
     Section 2.9 of the Indenture, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

     (b) Legend.

          (i) Except as permitted by the following paragraphs (ii), (iii) and
     (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

           "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

           THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
           (i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT,
           (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, in the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

          (iii) After a transfer of any Initial Securities or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Securities or such Private Exchange Securities will cease to apply, but the requirements requiring such Initial Securities or such Private Exchange Securities issued to certain Holders be issued in global form will continue to apply, and Initial Securities or Private Exchange Securities in global form without legends will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's Initial Securities or Private Exchange Securities or directions to transfer such Holder's interest in the Global Security, as applicable.

          (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will continue to apply and Initial Securities in global form with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

          (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply, and Private Exchange Securities in global form with the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

     (c) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities

Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

     (d) Obligations with Respect to Transfers and Exchanges of Securities.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities and Global Securities at the Registrar's or any co-registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.6 and Section 9.5.

          (iii) The Registrar or any co-registrar shall not be required to register the transfer of or exchange of (a) any certificated Security selected for redemption in whole or in part pursuant to Article III of the Indenture, except the unredeemed portion of any certificated Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of redemption of Securities.

          (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of Principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          (v) All Securities issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Securities surrendered upon such transfer or exchange.

     (e) No Obligation of the Trustee.

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4  CERTIFICATED SECURITIES.

     (a) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section
2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under the Indenture.

     (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Initial Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(d), bear the restricted securities legend set forth in Exhibit 1 hereto.

     (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.

     (d) In the event of the occurrence of either of the events specified in
Section 2.4(a), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                       TO RULE 144A/REGULATION S
                                                                        APPENDIX

                       [FORM OF FACE OF INITIAL SECURITY]

                           [GLOBAL SECURITIES LEGEND]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [RESTRICTED SECURITIES LEGEND]

     THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH
(iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                             COLTEC INDUSTRIES INC

No. 1                                     Principal Amount $ ___________________

                                                   CUSIP NO. ___________________

                          7 1/2% SENIOR NOTE DUE 2008

     Coltec Industries Inc., a Pennsylvania corporation, promises to pay to CEDE & Co., or registered assigns, the principal sum of
 ____________________________ Dollars on April 15, 2008.

     Interest Payment Dates: April 15 and October 15.

     Record Dates: April 1 and October 1.

     Additional provisions of this Security are set forth on the other side of this Security.

Dated: April 16, 1998
                                          COLTEC INDUSTRIES INC

                                          by

                                          by
TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the Securities referred
to in the Indenture.

BANKERS TRUST COMPANY
as Trustee

by
   Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                             (REVERSE OF SECURITY)

                          7 1/2% SENIOR NOTE DUE 2008

1.  INTEREST

     Coltec Industries Inc, a Pennsylvania corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional cash interest will accrue on this Security at a rate of 0.50% per annum from and including the date on which any such Registration Default shall occur (subject to the terms of the Registration Rights Agreement) to but excluding the date on which all Registration Defaults have been cured, calculated on the principal amount of this Security as of the date on which such interest is payable. Such interest is payable in addition to any other interest payable from time to time with respect to this Security. The Trustee will not be deemed to have notice of a Registration Default until it shall have received actual notice of such Registration Default.

     The Company will pay interest semiannually on April 15 and October 15 of each year, commencing October 15, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from April 16, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.  METHOD OF PAYMENT

     By at least 11:00 a.m. (New York City time) on the date on which any Principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such Principal and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the April 1 or October 1 next preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay Principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay Principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.  PAYING AGENT AND REGISTRAR

     Initially, Bankers Trust Company, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent.

4.  INDENTURE

     The Company issued the Securities under an Indenture dated as of April 16, 1998 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture for a statement of those terms.

     The Securities are senior obligations of the Company limited to $300.0 million aggregate principal amount (subject to Section 2.7 of the Indenture). The Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Private Exchange Securities and Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture and the Registration Rights Agreement. The Initial Securities, the Private Exchange Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company to create liens, enter into sale and leaseback transactions and enter into mergers and consolidations.

     To guarantee the due and punctual payment of the Principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors, as primary obligors and not merely as surety, have unconditionally and irrevocably guaranteed, on a joint and several basis, such obligations on a senior basis pursuant to the terms of Article X of the Indenture.

     The Securities are secured to the extent set forth in the Collateral Documents and Article XI of the Indenture.

5.  OPTIONAL REDEMPTION

     The Securities will be redeemable, in whole or in part, at any time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities and (ii) the sum of the present value of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 37.5 basis points, plus accrued interest thereon to the date of redemption.

     "TREASURY RATE" means, with respect to any redemption date for the Securities, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Maturity Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or
(ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

     "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     "COMPARABLE TREASURY PRICE" means with respect to any redemption date for the Securities (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

     "REFERENCE TREASURY DEALER" means each of Credit Suisse First Boston Corporation, BT Alex. Brown Incorporated and two other primary U.S. Government securities dealers in New York City (each, a "Primary Treasury Dealer") appointed by the Trustee in consultation with the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

     "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

     Except as set forth above, the Securities will not be redeemable by the Company prior to maturity and will not be entitled to the benefit of any sinking fund.

6.  NOTICE OF REDEMPTION

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date by first-class mail to each Holder of Securities to be redeemed at his registered address. Securities in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  REGISTRATION RIGHTS

     The Company is party to a Registration Rights Agreement, dated as of April 16, 1998, among the Company, the Subsidiary Guarantors, Credit Suisse First Boston Corporation, BT Alex.Brown Incorporated, BancAmerica Robertson Stephens Inc. and NationsBanc Montgomery Securities LLC pursuant to which it is obligated to pay Additional Interest (as defined therein) upon the occurrence of certain Registration Defaults (as defined therein).

8.  DENOMINATIONS; TRANSFER; EXCHANGE

     The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may register, transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before a selection of Securities to be redeemed and ending on the date of such selection or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

9.  PERSONS DEEMED OWNERS

     The registered holder of this Security may be treated as the owner of it for all purposes.

10.  UNCLAIMED MONEY

     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of Principal or interest that remains unclaimed for two years after the Stated Maturity or full redemption of the Securities, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

11.  DEFEASANCE

     Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations and the obligations of the Subsidiary Guarantors under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Principal of and interest on the Securities to redemption or maturity, as the case may be.

12.  AMENDMENT, WAIVER

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency whether wholly within the Indenture or as compared to any of the Collateral Documents, or to make such other provisions in regard to matters or questions arising under the Indenture as the Board of Directors of the Company may deem necessary or desirable and which shall not materially and adversely affect the rights of the Holders, or to comply with
Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add additional guarantees with respect to the Securities or to add additional security for the Securities, or to add additional covenants of or surrender rights and powers conferred on the Company, or to comply, or allow compliance with, any requirement of the SEC in connection with qualifying the Indenture under the Act or giving effect to the security arrangements contemplated by the Indenture, or to make any change that does not adversely affect the rights of any Securityholder in any material respect or to give effect to the provisions of the Collateral Documents and the Indenture, including with regard to the release of all or a portion of the Collateral in accordance with such provisions and to give effect to the release of any Subsidiary Guarantee in accordance with the terms of the Indenture.

13.  DEFAULTS AND REMEDIES

     Under the Indenture, Events of Default include (i) default for 30 days in any payment of interest on the Securities when due, that continues for 30 days;
(ii) default in payment of Principal on the Securities when due at its Stated Maturity, upon declaration or otherwise; (iii) failure by the Company or the Subsidiary Guarantors to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other indebtedness of the Company, the Subsidiary Guarantors or any of the Company's Subsidiaries if the amount accelerated (or so unpaid) exceeds $30 million; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $30 million against the Company or any Significant Subsidiary; (vii) except as permitted under the Indenture, a Subsidiary Guarantee ceases to be in full force and effect for 30 days after notice or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee; or (viii) except as permitted by the Collateral Documents, the Credit Agreement and the Indenture or any amendment thereto, any of the Collateral Documents ceases to be in full force and effect or ceases to be effective, in all material respects, to create a Lien on the Collateral in favor of the Senior Noteholders for 30 days after notice.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of Principal or interest) if it determines that withholding notice is not opposed to their interest.

14.  TRUSTEE DEALINGS WITH THE COMPANY

     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

15.  NO RECOURSE AGAINST OTHERS

     A director, officer, employee or stockholder, as such, of the Company or the Subsidiary Guarantors shall not have any liability for any obligations of the Company or the Subsidiary Guarantors under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.  AUTHENTICATION

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

17.  ABBREVIATIONS

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

18.  CUSIP NUMBERS

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.  GOVERNING LAW

     This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to: Coltec Industries Inc, 3 Coliseum Center, 2550 West Tyvola Road, Charlotte, NC 28217 Attention:
Chief Financial Officer.

                                ASSIGNMENT FORM

     To assign this Security, fill in the form below:

     I or we assign and transfer this Security to
             (Print or type assignee's name, address and zip code)
                 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint           agent to transfer this Security on the books
of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:  Your Signature:

Signature Guarantee: ___________________________________________
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

--------------------------------------------------------------------------------

     Sign exactly as your name appears on the other side of this Security.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred:

CHECK ONE BOX BELOW:

     (1)[ ]  to the Company; or

     (2)[ ] pursuant to an effective registration statement under the Securities Act of 1933; or

     (3)[ ] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     (4)[ ] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

     (5)[ ] pursuant to another available exemption from registration provided by Rule 144 under the Securities act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                                                --------
Signature Guarantee:                                            Signature
------------------------------------------------------          --------
(Signature must be guaranteed by a participant in a             Signature
recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

--------------------------------------------------------------------------------

             TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ------------------------------------         ---------------------------------------------------
                                                    NOTICE: To be executed by
                                                              an executive officer

                     [TO BE ATTACHED TO GLOBAL SECURITIES]

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

     The following increases or decreases in this Global Security have been made:

                        AMOUNT OF DECREASE    AMOUNT OF INCREASE    PRINCIPAL AMOUNT OF             SIGNATURE OF
                        IN PRINCIPAL AMOUNT   IN PRINCIPAL AMOUNT   THIS GLOBAL SECURITY         AUTHORIZED OFFICER
       DATE OF            OF THIS GLOBAL        OF THIS GLOBAL         FOLLOWING SUCH               OF TRUSTEE OR
      EXCHANGE               SECURITY              SECURITY         DECREASE OR INCREASE        SECURITIES CUSTODIAN
      --------          -------------------   -------------------   --------------------        --------------------

                                                                       EXHIBIT A

                 [FORM OF FACE OF EXCHANGE SECURITY [OR PRIVATE
                              EXCHANGE SECURITY]]
*/
**/
                             COLTEC INDUSTRIES INC.

No.  ____                                Principal Amount $  ___________________

                                                  CUSIP NO.  ___________________

                          7 1/2% SENIOR NOTE DUE 2008

     Coltec Industries Inc., a Pennsylvania corporation, promises to pay to CEDE & Co., or registered assigns, the principal sum of ___________________ Dollars on April 15, 2008.

     Interest Payment Dates: April 15 and October 15.

     Record Dates: April 1 and October 1.

     Additional provisions of this Security are set forth on the other side of this Security.

Dated:  _____________________
                                          COLTEC INDUSTRIES INC

                                          by

                                          by
TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the Securities referred
to in
the Indenture.

BANKERS TRUST COMPANY

by
   Authorized Signatory
---------------

*/ [If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 Captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] -- SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]

**/ [If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in such Exhibit 1.]

                 [FORM OF REVERSE SIDE OF EXCHANGE SECURITY [OR
                          PRIVATE EXCHANGE SECURITY]]

                          7 1/2% SENIOR NOTE DUE 2008

1.  INTEREST

     Coltec Industries Inc., a Pennsylvania corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above[; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional cash interest will accrue on this Security at a rate of 0.50% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, calculated on the principal amount of this Security as of the date on which such interest is payable. Such interest is payable in addition to any other interest payable from time to time with respect to this Security. The Trustee will not be deemed to have notice of a Registration Default until it shall have received actual notice of such Registration Default].***/

     The Company will pay interest semiannually on April 15 and October 15 of each year, commencing October 15, 1998 Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from April 16, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.  METHOD OF PAYMENT

     By at least 11:00 a.m. (New York City time) on the date on which any Principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such Principal and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay Principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay Principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.  PAYING AGENT AND REGISTRAR

     Initially, Bankers Trust Company, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent.

4.  INDENTURE

     The Company issued the Securities under an Indenture dated as of April 16, 1998 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company Subsidiary, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. sec.sec. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used

---------------

***/ Insert if at the time of issuance of the Exchange Security or Private
     Exchange Security (as the case may be) neither the Registered Exchange Offer has been consummated nor a Shelf Registration Statement has been declared effective in accordance with the Registration Rights Agreement.

herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

     The Securities are senior obligations of the Company limited to $300.0 million aggregate principal amount (subject to Section 2.7 of the Indenture). The Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Initial Securities and any Private Exchange Securities and Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture and the Registration Rights Agreement. The Initial Securities, the Private Exchange Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company to create liens, enter into sale and leaseback transactions and enter into mergers and consolidations.

     To guarantee the due and punctual payment of the Principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors, as primary obligors and not merely as surety, have unconditionally and irrevocably guaranteed, on a joint and several basis, such obligations on a senior basis pursuant to the terms of Article X of the Indenture.

     The Securities are secured to the extent set forth in Article XI of the Indenture.

5.  OPTIONAL REDEMPTION

     The Securities will be redeemable, in whole or in part, at any time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities and (ii) the sum of the present value of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 37.5 basis points, plus accrued interest thereon to the date of redemption.

     "TREASURY RATE" means, with respect to any redemption date for the Securities, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Maturity Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or
(ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

     "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     "COMPARABLE TREASURY PRICE" means with respect to any redemption date for the Securities (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

     "REFERENCE TREASURY DEALER" means each of Credit Suisse First Boston Corporation, BT Alex. Brown Incorporated and two other primary U.S. Government securities dealers in New York City (each, a "Primary Treasury Dealer") appointed by the Trustee in consultation with the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

     "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

     Except as set forth above, the Securities will not be redeemable by the Company prior to maturity and will not be entitled to the benefit of any sinking fund.

6.  NOTICE OF REDEMPTION

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date by first-class mail to each Holder of Securities to be redeemed at his registered address. Securities in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  DENOMINATIONS; TRANSFER; EXCHANGE

     The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may register transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before a selection of Securities to be redeemed and ending on the date of such selection or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

8.  PERSONS DEEMED OWNERS

     The registered holder of this Security may be treated as the owner of it for all purposes.

9.  UNCLAIMED MONEY

     If money for the payment of Principal or interest remains unclaimed for two years after the date of payment of Principal and interest, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.  DEFEASANCE

     Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Principal of and interest on the Securities to redemption or maturity, as the case may be.

11.  AMENDMENT, WAIVER

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add additional guarantees with respect to the Securities or to add additional security for the Securities, or to add additional covenants of or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder or to give effect to the provisions of the Collateral Documents and the Indenture with regard to the release of all or a portion of the Collateral in accordance with such provisions.

12.  DEFAULTS AND REMEDIES

     Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required repurchase, upon declaration or otherwise; (iii) failure by the Company or the Subsidiary Guarantors to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other indebtedness of the Company, the Subsidiary Guarantors or any of the Company's Subsidiaries if the amount accelerated (or so unpaid) exceeds $30 million; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $30 million against the Company or any Significant Subsidiary; (vii) except as permitted under the Indenture, a Subsidiary Guarantee ceases to be in full force and effect for 30 days after notice or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee; or (viii) except as permitted by the Collateral Documents, the Credit Agreement and the Indenture or any amendment thereto, any of the Collateral Documents ceases to be in full force and effect or ceases to be effective, in all material respects, to create a Lien on the Collateral in favor of the Senior Noteholders for 30 days after notice.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of Principal or interest) if it determines that withholding notice is not opposed to their interest.

13.  TRUSTEE DEALINGS WITH THE COMPANY

     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

14.  NO RECOURSE AGAINST OTHERS

     A director, officer, employee or stockholder, as such, of the Company or the Subsidiary Guarantors shall not have any liability for any obligations of the Company or the Subsidiary Guarantors under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.  AUTHENTICATION

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

16.  ABBREVIATIONS

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17.  CUSIP NUMBERS

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.  GOVERNING LAW

     This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to: Coltec Industries Inc., 3 Coliseum Center, 2550 West Tyvola Road, Charlotte, NC 28217 Attention:
Chief Financial Officer.

                                ASSIGNMENT FORM

     To assign this Security, fill in the form below:

     I or we assign and transfer this Security to
             (Print or type assignee's name, address and zip code)
                 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint           agent to transfer this Security on the books
of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:   Your Signature:

Signature Guarantee:  ___________________________________________
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

--------------------------------------------------------------------------------

     Sign exactly as your name appears on the other side of this Security.

                                                                       EXHIBIT H

                         [FORM OF GUARANTOR SUPPLEMENT]

     GUARANTOR SUPPLEMENT, dated as of
     -----------------------------
     -----------, among Coltec Industries Inc, a Pennsylvania corporation (the "Company"), [NEW SUBSIDIARY GUARANTOR], a
------------------------corporation (the "New Subsidiary Guarantor") and Bankers Trust Company, a New York banking corporation, as trustee (the "Trustee") to the Indenture dated as of April 16, 1998 (as amended to the date hereof, the "Indenture") among the Company, the Subsidiary Guarantors named therein and the Trustee.

                             W I T N E S S E T H :

     WHEREAS, Section 9.1 of the Indenture provides that the Company and the Trustee may, among other things, amend the Indenture or the Securities without notice to or consent of any Securityholder to add Guarantees with respect to the Securities or to secure the Securities;

     WHEREAS, Section 10.7 of the Indenture provides that until such time as all Guarantees by the Subsidiary Guarantors under the Indenture shall have been released in accordance with Section 10.9 of the Indenture, the Company shall cause each Subsidiary that Guarantees the Company's obligations under the Credit Agreement (other than a Foreign Subsidiary) to execute and deliver this Guarantor Supplement pursuant to which such Subsidiary shall agree to be bound by the provisions of Article X of the Indenture; and

     WHEREAS, the New Subsidiary Guarantor shall execute and deliver to the Trustee this Guarantor Supplement.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Defined Terms. Capitalized terms used and not defined herein shall have the meaning specified in or pursuant to the Indenture.

     2. Guarantee. The New Subsidiary Guarantor hereby agrees to unconditionally assume all the obligations of a Subsidiary Guarantor under the Indenture as described therein.

     3. Trustee. The Trustee accepts the modification of the Indenture effected by this Guarantor Supplement, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained. The Trustee makes no representation and shall have no responsibility as to the validity and sufficiency of this Guarantor Supplement.

     4. Effect on Indenture. As supplemented by this Guarantor Supplement, the Indenture is hereby ratified and confirmed in all aspects.

     5. Counterparts. This Guarantor Supplement may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     6. Governing Law. This Guarantor Supplement shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another Jurisdiction would be required thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Guarantor Supplement to be duly executed as of the day and year first above written.

                                          [NEW SUBSIDIARY GUARANTOR]

                                          By:

                                            ------------------------------------
                                            Name:
                                            Title:

                                          BANKERS TRUST COMPANY, as Trustee

                                          By:

                                            ------------------------------------
                                            Name:
                                            Title:

                                          COLTEC INDUSTRIES INC

                                          By:

                                            ------------------------------------
                                            Name:
                                            Title: